Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333‑71243; 333-71245; 333-35396; 333-52518; 333-75698; 333-116393; 333-123531; 333-124711; 333-135977; 333-143377; 333-145805; 333-157661; 333-165035; 333-178348; 333-181665; 333-181666; and 333-185290) of Applied Materials, Inc. of our reports dated December 4, 2013, with respect to the consolidated balance sheets of Applied Materials, Inc as of October 27, 2013 and October 28, 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended October 27, 2013, and the effectiveness of internal control over financial reporting as of October 27, 2013, which reports appear in the October 27, 2013 annual report on Form 10-K of Applied Materials, Inc.

/s/ KPMG LLP
KPMG LLP

Santa Clara, California
December 4, 2013

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